                                                                   EXHIBIT 23.02

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 1 to Form S-3 No. 333-60049) and related Prospectus of At Home Corporation for the registration of 2,875,000 shares of its common stock and to the incorporation by reference therein of our report dated January 19, 1998, except for Note 10, as to which the date is March 18, 1998, with respect to the consolidated financial statements of At Home Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                    /s/ ERNST & YOUNG LLP

San Jose, California

August 7, 1998